CORPORATE RESOLUTION OF
Le Bon Table Brand Foods Corporation

We the undersigned, members of the Board of Directors of Le Bon Table Brand Foods Corporation (The COMPANY), organized and existing under the laws of the State of
California, USA and having its principal place of business
 at Hoffman Estates, IL, USA, hereby certify that the following is a true copy of a resolution adopted by the
 Board of Directors of the Corporation at a meeting convened and held on April 5, 2010 at which a quorum was present and voting throughout and that such resolution is now in full force and effect and is in accordance with the provisions of the charter and by-laws of the Corporation.

Board Resolution and Authority of Appointment

RESOLVED: The newly drafted bylaws of the COMPANY are hereby unanimously ratified;

RESOLVED: That Mr. Alberto B. Colon and Mr. Artemio Rivera are elected as new members of the present Board of Directors of the COMPANY. Said Board of Directors is now comprised of the following five members:

1. Mary S. Bonhage

2. Carolyn S. Berry

3. William B. Guest

4. Alberto B. Colon

5. Artemio Rivera



RESOLVED: The following persons are elected to the office(s) indicated next to their names to serve until their successor(s) shall be duly elected, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an officer of this COMPANY, to take their respective office(s) immediately upon such appointment;

 OFFICE        NAME

 President        William B. Guest
 Vice-President   Carolyn S. Berry
 Secretary        Mary S. Bonhage
 Chief Operations Officer/Chief Executive Officer   Alberto B. Colon
 Chief Corporate Counsel/Chief Financial Officer/Treasurer  Artemio Rivera

RESOLVED: That the Registered Agent of the COMPANY is now Registered Agent
 Solutions, Inc. in Sacramento, California;

RESOLVED: Be it resolved that the Board of Directors hereby irrevocably authorizes the name change of the COMPANY from Le Bon Table Brand Foods
 Corporation to Noble Group Holdings, Inc. and hereby authorizes the COMPANYs Registered Agent to proceed with the necessary filings with the Secretary of State of California;

RESOLVED: That the COMPANY is authorized to issue 150,000,000 shares of common stock;

RESOLVED: That the COMPANY will make its best efforts to locate, identify, and verify all legitimate investors who purchased its incorrectly issued stock in the past. These legitimate investors will be offered a stock swap option;

FURTHER RESOLVED: That the COMPANY will file an 8-K Current Report with the US Securities and Exchange Commission as soon as possible after the successful filing of the CORPORATION name change with the Secretary of State of California.



IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said Corporation this 5th day of April, 2010.

Le Bon Seal.bmp

Mary Bonhage-sig2.jpg
s/Mary S. Bonhage
_____________________________________
Mary S. Bonhage
Director, Le Bon Table Brand Foods Corporation



ATTESTED TO:

carolynberry-sig.jpg
S/Carolyn S. Berry
_______________________________________________
Carolyn S. Berry, Director, Le Bon Table Brand Foods Corporation



Bill Guest-sig.jpg
s/William B. Guest
_______________________________________________
William B. Guest, Director, Le Bon Table Brand Foods Corporation